February 24, 2015

Board of Directors
HK BATTERY TECHNOLOGY INC. (the "Corporation")
800 E. Colorado Blvd., Suite 888
Pasadena, California 91101

Re: Resignation

Gentlemen:

This letter is to inform you that the undersigned hereby resigns as the Secretary and a director of the Corporation, with effect immediately.

Sincerely,

Vincent Wang